UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) OCTOBER 25, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway

Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates Item 1.01 of the Current Report on Form 8-K filed by BroadVision, Inc. with the Securities and Exchange Commission on October 31, 2005, for the purpose of correcting a typographical error contained therein.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 25, 2005, BroadVision entered into an agreement with the holders (the “Noteholders”) of the Company’s outstanding convertible notes, which BroadVision originally issued pursuant to the terms of a Securities Purchase Agreement dated as of November 10, 2004 (the “Purchase Agreement”), regarding the treatment of an event of default under the convertible notes (the “Notes”) issued to the Noteholders under the Purchase Agreement.  Under the terms of the Noteholder Agreement, the Noteholders have agreed not to require redemption of the Notes, including the 20% premium payable thereunder, prior to November 16, 2005.

The description contained in this Item 1.01 of certain terms of the Noteholder Agreement is qualified in its entirety by reference to the full text of the Noteholder Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description
10.1

Noteholder Agreement, dated as of October 25, 2005, by and among BroadVision, Inc., Portside Growth & Opportunity Fund, SF Capital Partners Ltd., Provident Premier Master Fund, Ltd. and Kings Road Investments Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: October 31, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Noteholder Agreement, dated as of October 25, 2005, by and among BroadVision, Inc., Portside Growth & Opportunity Fund, SF Capital Partners Ltd., Provident Premier Master Fund, Ltd. and Kings Road Investments Ltd.